CONSENT OF ERNST & YOUNG LLP


We consent to incorporation by reference in the Registration Statement (Form S-8 No.33-96550) pertaining to the Triad Guaranty Inc. 401(k) Profit Sharing Plan (formerly the Triad Guaranty Insurance Corporation 401(k) Profit Sharing Plan) of our report dated May 20, 1998 with respect to the financial statements and schedules of Triad Guaranty Inc. 401(k) Profit Sharing Plan included in form 10-K/A for the year ended December 31, 1997.


/s/ ERNST & YOUNG LLP
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Raleigh, North Carolina
June 25, 1998